EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our report dated March 7, 2005 (June 8, 2005 as to the effects of the restatement discussed in Note 20 and August 19, 2005 as to the effects of the reclassifications discussed in Note 4) relating to the consolidated financial statements and financial statements schedules of Vornado Realty L.P. (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the restatement described in Note 20, the reclassifications to the consolidated financial statements of a certain property as continuing operations, as described in Note 4 and the Company’s application of the provisions of SFAS No. 142 “Goodwill and Other Intangible Assets”), appearing in this report on Form 8-K of Vornado Realty L.P. dated August 19, 2005:

Vornado Realty Trust and Vornado Realty L.P. (Joint Registration Statements):

Amendment No. 4 to Registration Statement No. 333-40787 on Form S-3

Amendment No. 4 to Registration Statement No. 333-29013 on Form S-3

Registration Statement No. 333-108138 on Form S-3

Registration Statement No. 333-122306 on Form S-3

Registration Statement No. 333-122306-01 on Form S-3

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey
August 19, 2005

5